UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.                    )

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Endologix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13900 Alton Parkway, Suite 122
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 21, 2004

To the Stockholders of Endologix, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Endologix, Inc. (“Endologix” or the “Company”) on October 21, 2004 at 10:00 a.m., Pacific time. The Annual Meeting will be held at the Company’s principal executive offices at 13900 Alton Parkway, Suite 122, Irvine, California 92618 for the following purposes, as more fully described in the accompanying proxy statement:

     1. To elect three individuals to serve as Class III members of the Company’s Board of Directors for a term of three years or until their successors are duly elected and qualified;

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on September 10, 2004 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

     All stockholders are urged to attend the Annual Meeting in person or by proxy. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE. By returning the proxy, you can help Endologix avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

By Order of the Board of Directors

PAUL McCORMICK
President and Chief Executive Officer

Irvine, California
September 13, 2004

13900 Alton Parkway, Suite 122
Irvine, California 92618

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Endologix, Inc. (“Endologix” or the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 21, 2004 at 10:00 a.m., Pacific time, at the Company’s principal executive offices at 13900 Alton Parkway, Suite 122, Irvine, California 92618, at which time stockholders of record as of September 10, 2004 will be entitled to vote. On September 10, 2004, Endologix had 31,746,961 shares of its common stock outstanding. Stockholders of record on such date are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting.

     Endologix intends to mail this proxy statement and the accompanying proxy card on or about September 15, 2004 to all stockholders entitled to vote at the Annual Meeting. Endologix’s principal executive offices are located at 13900 Alton Parkway, Suite 122, Irvine, California 92618. The telephone number at that address is (949) 595-7200.

VOTING

     The shares of common stock constitute the only outstanding class of voting securities of the Company. The presence in person or by proxy of the holders of a majority of the common stock issued and outstanding constitutes a quorum for the transaction of business at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

     Directors are elected by the affirmative vote of a plurality of votes cast at the Annual Meeting; therefore, broker non-votes and abstentions or votes that are withheld will be excluded entirely from the vote and have no effect on the election of directors. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ended December 31, 2004 requires the affirmative vote of a majority of the shares present or represented and entitled to be voted at the Annual Meeting. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the this proposal.

     Shares of common stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified therein, unless the proxy previously has been revoked. Unless otherwise specified in the proxy, the persons named therein will vote FOR the election of each of the director nominees named in this proxy statement and FOR ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004. As to any other business properly submitted to stockholders at the Annual Meeting, the persons named in the proxy will vote as recommended by the Board of Directors or, if no recommendation is given, in their discretion.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of Endologix at Endologix’s principal executive office at the address above, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SOLICITATION

     Endologix will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others, to forward to such beneficial owners. Endologix may, if deemed necessary or advisable, retain a proxy solicitation firm to deliver solicitation materials to beneficial owners and to assist the Company in collecting proxies from such individuals. Endologix may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Endologix. No additional compensation will be paid to directors, officers or other regular employees for such services.

GENERAL
SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS
PROPOSAL ONE
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER BUSINESS
AUDIT COMMITTEE CHARTER

GENERAL

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company regarding the ownership of Endologix’s common stock as of August 31, 2004 by: (i) each stockholder known to Endologix to be a beneficial owner of more than five percent (5%) of the Company’s common stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all current directors and officers of Endologix as a group.

	Number of Shares	Percentage of
Name and Address (1)	Beneficially Owned (2)	Outstanding Shares (3)
Federated Investors, Inc. (4)	5,697,306	17.9%
S.A.C. Capital Advisors, L.L.C. (5)	1,606,900	5.1%
Franklin D. Brown (6)	470,533	1.5%
Paul McCormick	471,186	1.5%
David M. Richards (7)	102,032	*
Karen Uyesugi (8)	52,392	*
Joseph A. Bishop	1,465	*
Maurice Buchbinder, M.D. (9)	991,265	3.1%
Roderick de Greef	—	—
Edward B. Diethrich, M.D. (10)	714,275	2.2%
Jeffrey F. O’Donnell (11)	228,750	*
Gregory D. Waller	—	—
All directors and officers as a group (9 persons) (12)	2,928,401	9.1%

* Represents beneficial ownership of less than 1%

(1)	Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 13900 Alton Parkway, Suite 122, Irvine, CA 92618.

(2)	The number of shares of common stock beneficially owned includes any shares issuable pursuant to stock options that are currently exercisable or may be exercised within 60 days after August 31, 2004. Shares issuable pursuant to such options are deemed outstanding for computing the ownership percentage of the person holding such options but are not deemed to be outstanding for computing the ownership percentage of any other person.

(3)	Applicable percentages are based on 31,746,961 shares outstanding on August 31, 2004, plus the number of shares such stockholder can acquire within 60 days after August 31, 2004.

(4)	Based on information contained in a Schedule 13-G/A filed with the Securities and Exchange Commission on June 14, 2004. The address of Federated Investors, Inc. is 140 East 45th Street, 43rd Floor, New York, New York 10017.

(5)	Based on information contained in a Schedule 13-G filed with the Securities and Exchange Commission on August 31, 2004. The address of S.A.C. Capital Advisors, L.L.C. is 72 Cummings Point Road, Stamford, Connecticut 06902.

(6)	Includes 55,833 shares subject to options exercisable within 60 days after August 31, 2004.

(7)	Includes 71,486 shares subject to options exercisable within 60 days after August 31, 2004.

(8)	Includes 17,501 shares subject to options exercisable within 60 days after August 31, 2004.

(9)	Includes 270,065 shares subject to options exercisable within 60 days after August 31, 2004, and 18,200 shares held in a family trust.

(10)	Includes 691,775 shares held by T&L Investments L.P. Dr. and Mrs. Edward B. Diethrich hold a total of 98% of the voting and dispositive power over the shares through a 98% ownership of the capital stock of EBDFam, Inc., the general partner in T&L Investments LP. Includes 22,500 shares subject to options exercisable within 60 days after August 31, 2004.

(11)	Consists of 228,750 shares subject to options exercisable within 60 days after August 31, 2004.

(12)	Includes 594,649 shares subject to options exercisable within 60 days after August 31, 2004.

PROPOSAL ONE

ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven members, divided into three classes approximately equal in size. Each class of directors is elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will continue for periods of one and two years, respectively. The nominees for election at this year’s Annual Meeting will serve as Class III directors, with a term expiring at the annual meeting of stockholders to be held in 2007. Each director is elected to serve until the expiration of his term, or until his successor is duly elected and qualified.

     The nominees for election as Class III directors at this year’s Annual Meeting are Paul McCormick, Gregory D. Waller and Roderick de Greef. The nominees for election to the Board of Directors at the Annual Meeting currently are directors of the Company. Mr. McCormick has served as a director since 2002 and Messrs. Waller and de Greef have served as directors since 2003.

     The Board of Directors will vote all proxies received by them FOR the nominees listed above unless otherwise instructed in writing on such proxy. The three candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of Endologix. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in favor of the nominees listed above.

Information With Respect to Nominees And Directors

     Set forth below, as of August 31, 2004, for each nominee and for each director of Endologix, is information regarding his age, position(s) with Endologix, the period he has served as a director, any family relationship with any other director or executive officer of Endologix, and the directorships currently held by him in corporations whose shares are publicly registered.

Class III
(Directors nominated for office with a term expiring in 2007)

Paul McCormick, 51, has served as the Company’s President and Chief Executive Officer and has been a director since May 2002. Mr. McCormick has more than 27 years in the medical device industry. The majority of his career has been in emerging medical technologies. Mr. McCormick joined the former Endologix in January 1998, prior to its merger with the Company in May 2002, as Vice President of Sales and Marketing, and served as President and Chief Operating Officer from January 2001 until the merger in May 2002. He then served in the same position with the Company until January 2003 when he became President and Chief Executive Officer. Previously, he held various sales and marketing positions at Progressive Angioplasty Systems, Heart Technology, Trimedyne Inc., and United States Surgical Corporation.

Roderick de Greef, 43, has served on the Company’s Board of Directors since November 2003. Mr. de Greef has served as the Executive Vice President, Chief Financial Officer and Secretary of Cardiac Science, Inc. since March 2001. From 1995 to 2001, Mr. de Greef provided corporate finance advisory services to a number of early stage companies including Cardiac Science, where he was instrumental in securing equity capital beginning in 1997, and advising on merger and acquisition activity. From 1989 to 1995, Mr. de Greef was Vice President and Chief Financial Officer of BioAnalogics, Inc. and International BioAnalogics, Inc., both publicly held, development stage medical technology companies located in Portland, Oregon. From 1986 to 1989, Mr. de Greef was Controller and then Chief Financial Officer of publicly held Brentwood Instruments, Inc. Mr. de Greef has a B.A. in Economics and International Relations from California State University at San Francisco and an M.B.A. from the University of Oregon. Mr. de Greef also serves on the boards of BioLife Solutions, Inc. a public biotechnology company located in Binghamton, New York and DentalView, Inc. an Irvine-based privately held medical device company.

Gregory D. Waller, 54, has served on the Company’s Board of Directors since November 2003. Mr. Waller has served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, since August 1993 and was formerly the Vice President and Treasurer of Kerr, Ormco and Metrex. Mr. Waller joined Ormco in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993. Mr. Waller has an MBA with a concentration in accounting from California State University, Fullerton.

Class II
(Directors continuing in office with a term expiring in 2005)

Franklin D. Brown, 60, serves as the Company’s Executive Chairman and has been a director since 1997. Following the merger with the former Endologix in May 2002, Mr. Brown was the Company’s Chief Executive Officer and Chairman until January 2003, when he was elected Executive Chairman. Mr. Brown previously served as the Chairman and Chief Executive Officer of the former Endologix, Inc. since joining that company in 1998. From October 1994 until the sale of the company in September 1997, Mr. Brown served as Chairman, President and Chief Executive Officer at Imagyn Medical, Inc. From 1986 until the sale of the company in 1994, Mr. Brown served as President and Chief Executive Officer of Pharmacia Deltec, Inc., an ambulatory drug delivery company. Mr. Brown also serves on the boards of directors of Triage Medical, Inc. and ATI Medical, Inc., both private companies.

Edward M. Diethrich, M.D, 69, has served on the Company’s Board of Directors since May 2002. Dr. Diethrich was a Director for the former Endologix, Inc. from 1997 until its merger with the Company on May 29, 2002. Dr. Diethrich has been the Medical Director and Chief of Cardiovascular Surgery of the Arizona Heart Hospital since 1997, and has been the Director and Chief of Cardiovascular Surgery at the Arizona Heart Institute from 1971 to the present.

Class I
(Directors continuing in office with a term expiring in 2006)

Maurice Buchbinder, M.D, 51, has served on the Company’s Board of Directors since January 1999. Dr. Buchbinder was a co-founder and member of the board of directors of the (former) Radiance from August 1997 to January 1999. Since 1995, Dr. Buchbinder has served as the Director of Interventional Cardiology at Sharp Memorial Hospital, San Diego, California and as the Director of Interventional Cardiology at the Foundation for Cardiovascular Research, Scripps Memorial Hospital, La Jolla, California. From 1985 to 1995, Dr. Buchbinder served at various intervals as the Professor of Medicine and the Associate Professor of Medicine, Cardiology Division, UCSD Medical Center, San Diego, California. Dr. Buchbinder is Board certified, Diplomat, from the American Board of Cardiovascular Diseases and the American Board of Internal Medicine.

Jeffrey O’Donnell, 44, has served on the Company’s Board of Directors since June 1998. Mr. O’Donnell served as the Company’s President from January 1998 until March 1999, and Chief Executive Officer from June 1998 until March 1999. From November 1995 to January 1998, Mr. O’Donnell served as the Company’s Vice President, Sales and Marketing. Mr. O’Donnell has served as President and Chief Executive Officer of PhotoMedex since November 1999. From March 1999 to November 1999, Mr. O’Donnell served as the President and Chief Executive Officer of X Site Medical. From January 1994 to May 1995, Mr. O’Donnell served as the President and Chief Executive Officer of Kensey Nash Corporation, a diversified medical device company. Mr. O’Donnell is a member of the board of directors of Escalon Medical Corporation, a publicly held manufacturer and distributor of cardiovascular and ophthalmology devices, Cardiac Science, Inc., a publicly held medical device manufacturer for external cardiac defibrillators and RMI, a private medical device manufacturer.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE NOMINEES NAMED ABOVE.

Committees of the Board of Directors

     The Board of Directors met five times during the year ended December 31, 2003. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

     Audit Committee

     The Audit Committee is composed of three directors selected by the Board of Directors. The current members are Gregory D. Waller, Roderick de Greef and Jeffrey O’Donnell. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Appendix A. The Audit Committee primarily is responsible for approving the services performed by the Company’s independent public accountants and for reviewing and evaluating the Company’s accounting principles and reporting practices and its system of internal accounting controls. Each member of the Audit Committee qualifies as an “independent director” as required by and in compliance with the applicable rules of the U.S. Securities and Exchange Commission and in compliance with the current listing standards of the Nasdaq Stock Market, Inc. The Audit Committee met five times during the year ended December 31, 2003. To ensure independence, the Audit Committee also meets separately with the Company’s independent public accountants and members of management.

     Compensation Committee

     The current members of the Compensation Committee are Franklin D. Brown and Edward M. Diethrich, M.D. The Compensation Committee administers the Company’s employee compensation plans and reviews and acts on matters relating to compensation levels and benefit plans for key executives of Endologix. The Compensation Committee held five meetings during the year ended December 31, 2003.

     Nominating and Governance Committee

     In 2004, the Board of Directors established a Nominating and Governance Committee. The members of the Nominating and Governance Committee are Jeffrey O’Donnell and Roderick de Greef. Each member of the Nominating and Governance Committee satisfies the independence standards set forth in the Nasdaq Marketplace Rules. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.endologix.com. The primary purposes of the Nominating and Governance Committee are to identify and recommend to the Board of Directors individuals qualified to serve as members of the Company’s Board of Directors and each of its committees, to develop and recommend to the Board of Directors corporate governance guidelines and to lead the Board of Directors in its annual review of its composition, effectiveness and performance.

     In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to the Company during their term, including their level of participation and the quality of their performance. In the case of new director nominees, the Nominating and Governance Committee screens candidates, does reference checks, prepares a biography for each candidate for the Board to review and conducts interviews. The members of the Nominating and Governance Committee and the Company’s Chief Executive Officer interview candidates that meet the criteria described below, and the Nominating and Governance Committee recommends nominees to the Board that best suit the Board’s needs. The Nominating and Governance Committee does not intend to evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder. All of the nominees for director in this proxy statement are standing for re-election. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential director nominees.

     The Nominating and Governance Committee believes that nominees for director must meet certain minimum qualifications, including:

•	having business or other experience that is of particular relevance to the Company;

•	having the highest character and integrity;

•	having sufficient time available to devote to the affairs of the Company; and

•	being free of any conflicts of interest which would violate any applicable law or regulations or interfere with the proper performance of the responsibilities of a director.

     The Nominating and Governance Committee will consider stockholder recommendations for directors sent to the Nominating and Governance Committee, c/o Corporate Secretary, Endologix, Inc., 13900 Alton Parkway, Suite 122, Irvine, California 92618. Stockholder recommendations for directors must include: (1) the name and address of the stockholder recommending the person to be nominated and the name and address of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of stock of the Company, (3) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any, (4) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934 had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (5) the consent of the recommended nominee to serve as a director of the Company if so elected. The stockholder must also state if they intend to appear in person or by proxy at the annual meeting to nominate the person specified in the notice. The notice containing the nomination must be received by the Company not less than 90 days prior to the annual or special meeting of stockholders or, in the event less than 100 days notice or prior public disclosure of the date of the annual or special meeting has been given, then no later than 10 days after such notice has been given.

     Communications with the Board of Directors. The Board of Directors provides a process for stockholders to send communications to the Board. Stockholders can send communications to the Board, or an individual director, by sending a written communication to: Endologix, Inc.,13900 Alton Parkway, Suite 122, Irvine, CA 92618, Attn: Corporate Secretary. All communications sent to this address are sent to the specific Board members identified in the communication or if no Board members are identified, the communication is delivered to the Chairman of the Board. The Company does not have a policy with respect to director attendance at annual meetings of the Company’s stockholders. Two Board members, both of whom were employees of the Company, attended the Company’s annual meeting in 2003.

Compensation of Directors

     Non-employee directors each receive a fee of $1,000 per quarter, $1,000 for each Board meeting attended and reimbursement for certain travel expenses and other out-of-pocket costs. Members of Committees of the Board each receive an additional fee of $500 for each Committee meeting attended. Non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under the Company’s 1996 Stock Option/Stock Issuance Plan. Each individual who first becomes a non-employee Board member, whether elected by the stockholders or appointed by the Board, automatically will be granted, at the time of such initial election or appointment, an option to purchase 25,000 shares of Common Stock at the fair market value per share of Common Stock on the grant date. Each option has a maximum term of ten years. On the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member after the annual meeting will receive an additional option grant to purchase 15,000 shares of Common Stock, provided such individual has been a member of the Board for at least six months.

     Each initial option grant vests over four years, with 25% of the options vesting after one year and the remaining options vesting on a pro rata basis over the next 36 months thereafter, and each annual option grant vests upon the completion of one year of Board service. The option grants also vest immediately upon the optionee’s death or permanent disability or an acquisition of Endologix by merger or asset sale or a hostile change in control of Endologix.

     There are no arrangements or understandings involving any director or any nominee regarding such person’s status as a director or nominee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of the Company’s Board of Directors, the Company’s executive officers and persons who hold more than 10% of the Company’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2003 fiscal year transactions in the common stock and their common stock holdings and/or (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2003 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by the Company’s executive officers, Board members and greater than ten-percent stockholders, with the following exceptions:

Sales of common stock on September 23 and 24 , 2003 by Michael Henson, a former director, were reported on a Form 4 filed on October 7, 2003;

Sales of common stock from September 29 through October 14 , 2003 by Jeffrey O’Donnell were reported on a Form 4 filed on October 20, 2003; and a gift to an irrevocable trust not under investment control by Jeffrey O’Donnell was reported on a Form 5 filed on March 24, 2004;

Automatic annual option grants to Jeffrey O’Donnell, Edward Diethrich, M.D. and Maurice Buchbinder for their service on the Board of Directors, which were granted on October 28, 2003 was reported on a Form 4 filed on November 12, 2003, in the case of Messrs. O’Donnell and Diethrich and November 13, 2003, in the case of Mr. Buchbinder;

A sale of common stock on November 17 , 2003 by Franklin Brown was reported on a Form 4 filed on November 20, 2003.

Certain Transactions

     The Company was not involved in any transaction since the beginning of the Company’s last fiscal year in which a director, officer or greater than 5% stockholder had a direct or indirect material interest involving an amount in excess of $60,000.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth the salary and bonus earned for the three fiscal years ended December 31, 2003, by the Company’s Chief Executive Officer and the other executive officers whose salary and bonus exceeded $100,000 for the 2003 fiscal year. All of the individuals named in the table are referred to in this proxy statement as the “Named Executive Officers.”

				Long Term
				Compensation
		Annual Compensation		Shares
				Underlying
		Salary	Bonus	Options
Franklin D. Brown (a)	2003	$200,000	$—	—
Chairman of the Board	2002	196,285	47,250	20,000 (b)
of Directors	2001	—	—	—

Paul McCormick	2003	$240,000	$50,400	100,000
President and Chief Executive	2002	119,583	29,025	—
Officer	2001	—	—	—

Joseph A. Bishop (c)	2003	$141,000	$35,151	—
Vice President, Research	2002	138,715	27,298	50,000
and Operations	2001	125,000	—	15,000

David M. Richards (d)	2003	$136,000	$32,477	30,000
Chief Financial Officer and	2002	119,231	24,713	50,000
Secretary	2001	99,789	—	5,000

Karen Uyesugi (e)	2003	$170,000	$38,250	30,000
Vice President Clinical and	2002	93,333	26,780	70,000
Regulatory Affairs	2001	—	—	—

(a)	Mr. Brown currently serves as the Company’s Executive Chairman. He served as the Company’s Chief Executive Officer and Chairman following the merger with (former) Endologix on May 29, 2002 until January 1, 2003.

(b)	Options were granted before employment as the Company’s Chief Executive Officer based upon Board participation.

(c)	Mr. Bishop resigned his position with the Company on January 9, 2004.

(d)	Mr. Richards resigned as Chief Financial Office and Secretary of the Company effective August 16, 2004.

(e)	Ms. Uyesugi became the Company’s Vice President of Clinical and Regulatory Affairs following the Company’s merger with (former) Endologix on May 29, 2002.

Stock Options

     The following table sets forth the number and potential realizable value of options granted to each of the Named Executive Officers during the year ended December 31, 2003.

Potential Realizable Value
of Options At Assumed
Annual Rates of Stock
Price Appreciation for
		Individual Grants			Option Term (4)
% of Total
	Number of	Options
	Securities	Granted To
	Underlying	Employees	Exercise of
	Options	in Fiscal	Base Price	Expiration
Name	Granted (1)	Year (2)	($/Share) (3)	Date	5% ($) (4)	10% ($) (4)
Franklin D. Brown	—	—	—	—	$—	$—
Paul McCormick	100,000	18.1%	$3.92	12/11/2013	246,527	624,747
Joseph A. Bishop	—	—	—	—	—	—
David M. Richards	30,000	5.5%	$3.92	12/11/2013	73,958	187,424
Karen Uyesugi	30,000	5.5%	$3.92	12/11/2013	73,958	187,424

(1)	The options listed in the table were granted under the Company’s 1996 Stock Options/Stock Issuance Plan. The options have a maximum term of ten years measured from the date of grant. Twenty-five percent (25%) of the options are exercisable upon the optionee’s completion of one year of service measured from the date of grant, and the balance are exercisable in a series of successive equal monthly installments upon the optionee’s completion of each additional month of service over the next 36 months thereafter.

(2)	Based upon options granted for an aggregate of 550,000 shares to employees in 2003, including the Named Executive Officers.

(3)	The exercise price may be paid in cash or in shares of the Company’s common stock valued at fair market value on the exercise date.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no guarantee that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the exercise of options held by the Named Executive Officers during the year ended December 31, 2003.

	Shares	Aggregate	Number of Securities		Value of Unexercised In-the-
	Acquired	Value	Underlying Unexercised		Money Options at
	on	Realized $	Options at Fiscal Year-End		Fiscal Year-End (2)
Name	Exercise	(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Franklin D. Brown	—	$—	51,667	10,833	$30,657	$25,891
Paul McCormick	—	—	—	100,000	—	3,000
Joseph A. Bishop	—	—	165,939	46,561	69,623	64,999
David M. Richards	12,500	25,375	59,527	64,146	30,443	93,901
Karen Uyesugi	20,416	50,863	2,917	76,667	9,043	145,568

(1)	Based on the fair market value on the date of exercise less the exercise price payable for such shares.

(2)	Based on the fair market value of the Company’s common stock at year-end, $3.95 per share, less the exercise price payable for such shares.

     Management Contracts and Termination of Employment and Change in Control Agreements

     The Company entered into an employment agreement with Mr. Brown, the Company’s Executive Chairman, effective October 18, 2002. The agreement has a three-year term and it automatically renews for successive one-year terms thereafter. The agreement provides for annual increases in base salary as may be determined by the Compensation Committee of the Company’s Board of Directors. Mr. Brown’s base salary is $200,000, and he is eligible to receive incentive-based stock options. The agreement includes executive fringe benefits as is customary for the Company’s other executives. If the Company terminates Mr. Brown’s employment without cause or he resigns for good reason, he is entitled to his base salary and continued benefits for six months. Additionally, Mr. Brown’s stock options that would have vested over the following six months will vest immediately upon his termination. Lastly, Mr. Brown would be entitled to a prorated payment equal to the target bonus amount for which he would have been eligible for the year of termination. In the event Mr. Brown’s employment is terminated in connection with a change in control, he is entitled to his base salary and continued benefits for twelve months and all of his stock options will accelerate and vest and all of the Company’s rights to repurchase his restricted stock will terminate. Finally, Mr. Brown would be entitled to a prorated payment equal to the target bonus amount for which he would have been eligible for the year of termination.

     The Company entered into an employment agreement with Mr. McCormick, the Company’s Chief Executive Officer and President, effective October 18, 2002. The agreement has a three-year term and it automatically renews for successive one-year terms thereafter. The agreement provides for annual increases in base salary as may be determined by the Compensation Committee of the Company’s Board of Directors. Mr. McCormick’s base salary is $260,000 and he is eligible to receive an annual cash bonus of up to 35% of his base salary as well as incentive-based stock options. The agreement includes executive fringe benefits as is customary for the Company’s other executives. If the Company terminates Mr. McCormick’s employment without cause or he resigns for good reason, he is entitled to his base salary and continued benefits for six months. Additionally, Mr. McCormick’s stock options that would have vested over the following six months will vest immediately upon his termination. Lastly, Mr. McCormick would be entitled to a prorated payment equal to the target bonus amount for which he would have been eligible for the year of termination. In the event Mr. McCormick’s employment is terminated in connection with a change in control, he is entitled to his base salary and continued benefits for twelve months and all of his stock options will accelerate and vest and all of the Company’s rights to repurchase his restricted stock will terminate. Finally, Mr. McCormick would be entitled to a prorated payment equal to the target bonus amount for which he would have been eligible for the year of termination.

     The Company entered into an employment agreement with Ms. Uyesugi, Vice President of Clinical and Regulatory Affairs, effective October 18, 2002. The agreement has a three-year term and it automatically renews for successive one-year terms thereafter. The agreement provides for annual increases in base salary as may be determined by the Compensation Committee of the Company’s Board of Directors. Ms. Uyesugi’s base salary is $176,800, and she is eligible to receive an annual cash bonus of up to 30% of her base salary as well as incentive-based stock options. The agreement includes executive fringe benefits as is customary for the Company’s other executives. If the Company terminate Ms. Uyesugi’s employment without cause or she resigns for good reason, she is entitled to her base salary and continued benefits for six months and all stock options that would have vested over the following six months will vest immediately upon her termination. Lastly, Ms. Uyesugi would be entitled to a prorated payment equal to the target bonus amount for which she would have been eligible for the year of termination. In the event Ms. Uyesugi is terminated in connection with a change in control, she is entitled to her base salary and continued benefits for twelve months and all stock options will accelerate and vest and all of the Company’s rights to repurchase her restricted stock will terminate. Finally, Ms. Uyesugi would be entitled to a prorated payment equal to the target bonus amount for which she would have been eligible for the year of termination.

     The Company entered into an employment agreement with Mr. Schreck, Vice President of Research and Development, effective February 23, 2004. The agreement expires on October 18, 2005, unless sooner terminated pursuant to the terms and provisions of the agreement. Unless thirty days notice is provided by either party before the expiration date, the agreement automatically renews for successive one-year terms thereafter. The agreement provides for annual increases in base salary as may be determined by the Compensation Committee of the Company’s Board of Directors. Mr. Schreck’s base salary is $170,000, and he is eligible to receive an annual cash bonus of up to 30% of his base salary as well as incentive-based stock options. The agreement includes executive fringe benefits as is customary for the Company’s other executives. If the Company terminates Mr. Schreck’s employment without cause or he resigns for good reason, he is entitled to his base salary and continued benefits for six months and all stock options that would have vested over the following six months will vest immediately upon his termination. Lastly, Mr. Schreck would be entitled to a prorated payment equal to the target bonus amount for which he would have been eligible for the year of termination. In the event Mr. Schreck is terminated in connection with a change in control, he is entitled to his base salary and continued benefits for twelve months and all stock options will accelerate and vest and all of the Company’s rights to repurchase his restricted stock will terminate. Finally, Mr Schreck would be entitled to a prorated payment equal to the target bonus amount for which he would have been eligible for the year of termination.

     The Company entered into an employment agreement with Mr. Robert J. Krist, Chief Financial Officer, effective August 16, 2004. The agreement expires on October 18, 2005, unless sooner terminated pursuant to the terms and provisions of the agreement. Unless thirty days notice is provided by either party before the expiration date, the agreement automatically renews for successive one-year terms thereafter. The agreement provides for annual increases in base salary as may be determined by the Compensation Committee of the Company’s Board of Directors. Mr. Krist’s base salary is $190,000, and he is eligible to receive an annual cash bonus of up to 30% of his base salary as well as incentive-based stock options. The agreement includes executive fringe benefits as is customary for the Company’s other executives. If the Company terminates Mr. Krist’s employment without cause or he resigns for good reason, he is entitled to his base salary and continued benefits for six months and all stock options that would have vested over the following six months will vest immediately upon his termination. Lastly, Mr. Krist would be entitled to a prorated payment equal to the target bonus amount for which he would have been eligible for the year of termination. In the event Mr. Krist is terminated in connection with a change in control, he is entitled to his base salary and continued benefits for twelve months and all stock options will accelerate and vest and all of the Company’s rights to repurchase his restricted stock will terminate. Finally, Mr. Krist would be entitled to a prorated payment equal to the target bonus amount for which he would have been eligible for the year of termination.

     The Company entered into an employment agreement with Mr. Richards, the Company’s former Chief Financial Officer and Secretary, effective October 18, 2002. Effective August 16, 2004, Mr. Richards resigned from the Company for good reason pursuant to the terms of his employment agreement. As a result of his resignation, Mr. Richards is entitled to his base salary and continued benefits for six months and all stock options that would have vested over the following six months will vest immediately upon his termination.

Compensation Committee Interlocks and Insider Participation

     None of the Company’s executive officers served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors makes recommendations to the full Board with respect to the base salary and bonuses to be paid to the Company’s executive officers each fiscal year. In addition, the Compensation Committee has the authority to administer the Endologix 1996 Stock Option/Stock Issuance Plan with respect to option grants and stock issuances made thereunder to officers and other key employees. The following is a summary of the policies of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this proxy statement.

     General Compensation Policy. The Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s success and to provide such executives with performance-based incentives tied to the achievement of certain milestones. One of the Compensation Committee’s primary objectives is to have a substantial portion of each officer’s total compensation contingent upon the Company’s performance as well as upon the individual’s contribution to the Company’s success as measured by his personal performance. Accordingly, each executive officer’s compensation package is comprised primarily of three elements.

•	base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry;

•	variable performance awards payable in cash and tied to the Company’s achievement of certain goals; and

•	long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

     The following are the principal factors that the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2003 fiscal year. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

     Base Salary. The base salary levels for the executive officers were established by the Board for the 2003 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Board did not rely upon any specific survey for comparative compensation purposes. Instead, the Board made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. The Compensation Committee on an annual basis will review base salaries, and adjustments will be made in accordance with the factors indicated above.

     Annual Incentive Compensation. The Endologix Employee Bonus Plan provides the Board of Directors with discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Compensation Committee. The Compensation Committee’s recommendations are based upon the extent to which financial and performance targets (established semi-annually by the Compensation Committee) are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 2003, the performance targets for each of the executive officers included gross sales, cash flow, engineering product goals and regulatory goals. The weight given to each factor varied from individual to individual.

     Long-Term Incentive Compensation. The 1996 Stock Option/Stock Issuance Plan also provides the Board with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Endologix from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer’s tenure, level of responsibility and relative position in Endologix. The Company has established general guidelines for making options grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual’s position with Endologix and their existing holdings of unvested options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years from the date of grant). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ and the market price of the Company’s common stock appreciates over the option term.

     CEO Compensation. The Compensation Committee sets the base salary for Paul McCormick, the Company’s Chief Executive Officer, at a level which is designed to provide a salary competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with each such individual’s experience. Mr. McCormick’s experience at the former Endologix, given the central role of the CEO in commercializing the technology acquired in the merger, was an important determinant in setting his compensation. As the Company’s activities for 2003 were mainly for research and development, the Compensation Committee did not intend to have the base salary component of compensation affected to any significant degree by the Company’s financial performance, but by the Company’s achievement of clinical and regulatory milestones.

Compensation Committee

Franklin D. Brown
Edward M. Diethrich, M.D.

Stock Performance Graph

     The graph depicted below shows Endologix’s stock price as an index assuming $100 invested on December 31, 1998, along with the composite prices of companies listed on the CRSP Total Return Index for National Association of Securities Dealers Automated Quotation (“NASDAQ”) Stock Market, and the NASDAQ Medical Device Manufacturers’ Index.

2004 PROXY PERFORMANCE GRAPH DATA
ANNUAL DATA SERIES

SCALED PRICES: Stock and index prices scaled to 100 at 12/31/98

		Nasdaq Medical
		Device	Nasdaq Stock Market
DATES	Endologix	Manufacturers	- U.S.
Dec-98	100.00	100.00	100.00
Dec-99	161.44	121.11	185.43
Dec-00	163.40	124.94	111.83
Dec-01	52.94	137.25	88.76
Dec-02	27.78	111.09	61.37
Dec-03	129.08	164.29	91.75

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to continue as independent auditors for the 2004 fiscal year. Endologix is asking the stockholders to ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the consolidated financial statements of Endologix for the fiscal year ending December 31, 2004 and to perform other appropriate services. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to stockholders’ questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. Endologix has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any material relationship with Endologix nor any affiliate of Endologix.

Pre-Approval Policies

     The audit committee reviews and pre-approves all non-audit services to be performed by the Company’s independent auditors, PricewaterhouseCoopers LLP, subject to certain de minims exceptions. Such pre-approval is on a project by project basis.

Audit Fees

     The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2002 and December 31, 2003:

	December 31,	December 31,
	2002	2003
Audit Fees (1)	$113,900	$150,360
Audit-Related Fees (2)	115,425	—
Tax Fees	—	—
All Other Fees	—	—

Total	$229,325	$150,360

     (1) Includes fees for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in quarterly reports on Form 10-Q, and issuance of consents.

     (2) Includes fees for review of 2002 merger transaction.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Management is responsible for Endologix’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company’s financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Endologix’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Company’s independent auditors also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the auditing firm’s independence. The Audit Committee also considered whether non-audit services provided by the independent auditors during the last fiscal year were compatible with maintaining the independent auditors’ independence.

     Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Endologix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Gregory D. Waller
Jeffrey O’Donnell
Roderick de Greef

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DEADLINE FOR RECEIPT OF

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     If the Company holds its 2005 annual meeting of stockholders on or about the same time as this year’s Annual Meeting, then any stockholder desiring to submit a proposal for action at the 2005 annual meeting of stockholders should arrange for such proposal to be delivered to the Company at its principal place of business no later than May 18, 2005, in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. However, if the Company holds its 2005 annual meeting of stockholders on a date that is more than 30 days earlier or later than this year’s Annual Meeting, then a stockholder proposal must be received by the Company at its principal place of business in a reasonable amount of time prior to when the Company begins to print and mail its proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations.

     SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2005 annual meeting of stockholders is July 30, 2005 (which is at least 45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2005 annual meeting of stockholders.

     The Company was not notified of any stockholder proposals to be addressed at the Annual Meeting. Because the Company was not provided notice of any stockholder proposal to be included in the proxy statement within a reasonable time before mailing, the Company will be allowed to use its voting authority if any stockholder proposals are raised at the meeting.

OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Paul McCormick
President and Chief Executive Officer

September 13, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee of Endologix, Inc. has been formed to:

(1)	Assist the Board in fulfilling its responsibilities relating to the oversight of:

(a)	the integrity of the financial statements of the Company,

(b)	the independent auditor’s qualifications and independence,

(c)	the performance of the Company’s independent auditors, and

(d)	the compliance by the Company with legal and regulatory requirements;

(2)	Prepare the audit committee report that the rules of the Securities and Exchange Commission (the “Commission”) require to be included in the Company’s annual proxy statement; and

(3)	To provide such other assistance that the Board, from time to time, requests.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines it is necessary to meet, but not less frequently than quarterly. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet periodically with the Corporation’s Chief Financial Officer, Controller, and independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor attend a meeting of the Committee or meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall undertake the duties and have the authority described below. For those duties for which a time period or frequency is not prescribed, the duty shall be undertaken when, and as frequently as, the Audit Committee deems appropriate.

A.	Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting

4.	Discuss with management any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies. Discuss with external auditors any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of the audit.

5.	Review and discuss with the Company’s independent auditor and management, at least annually, reports from the independent auditor on:

(a)	All critical accounting policies and practices used by the Company and those which the Company intends to use.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The chair of the Committee may represent the entire Committee for purposes of this review. The discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

8.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

B.	Oversight of the Company’s Relationship with and the Qualifications of the Independent Auditor

1.	The Audit Committee shall have the sole authority to appoint or replace the independent auditor.

2.	The independent auditor shall report directly to the Audit Committee.

3.	Oversee the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

4.	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. (The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.)

5.	Review and evaluate the lead partner of the independent auditor team.

6.	Obtain and review a report from the independent auditor at least annually regarding: (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any publicly available inspection by the PCAOB, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

7.	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management.

8.	Ensure the rotation, required by law, of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

9.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company. Discuss with the Company’s audit team significant consultations relating to the Company made with the external auditor’s national office, and as appropriate discuss with the national office the issues on which they were consulted by the audit team.

10.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

C.	Compliance Oversight Responsibilities

1.	Obtain from the independent auditor assurance that all communications required by Section 10A(b) of the Exchange Act have been made.

2.	Obtain reports from management that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Ethics for the CEO and senior financial officers.

3.	Confirm with the external auditors that nothing has come to their attention during the course of their work with the Company that the Company may not be in compliance with applicable legal requirements.

4.	Review reports and disclosures of insider and affiliated party transactions.

5.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics for the CEO and senior financial officers. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

7.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

8.	Perform any other activities consistent with this Charter as the Committee or the Board deems necessary or appropriate

D.	Engagement of Advisors

The Audit Committee shall have the authority, when it deems it necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

E.	Committee Reports and Assessments

1.	Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

2.	Make regular reports of the Audit Committee’s activities to the Board.

3.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

4.	Review the performance of the Audit Committee.

5.	Annually assess the independence and financial literacy of the audit committee members.

6.	Maintain minutes of the Audit Committee’s meetings.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and/or the independent auditor.

ANNUAL MEETING OF STOCKHOLDERS OF

ENDOLOGIX, INC.

October 21, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓     Please detach along perforated line and mail in the envelope provided.     ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐	RODERICK DE GREEF
		☐	PAUL MCCORMICK
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	GREGORY D. WALLER

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.	☐	☐	☐

The Board of Directors recommends a vote FOR each of the director nominees listed above and FOR the other proposals set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposal 2 and FOR each of the nominees listed under Proposal 1 if no specification is made. This proxy will also be voted at the discretion of the proxy holder on such matters other than the two specific items as may come before the meeting.

PLEASE RETURN YOUR EXECUTED PROXY TO ENDOLOGIX’S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO ENDOLOGIX, ATTENTION: SECRETARY

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENDOLOGIX, INC.

ANNUAL MEETING OF STOCKHOLDERS, October 21, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on October 21, 2004 and the proxy statement and appoints Paul McCormick and Robert Krist, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Endologix, Inc. (“Endologix”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Endologix to be held at the Company’s offices at 13900 Alton Parkway, Suite 122, Irvine, California 92618 on Thursday, October 21, 2004 at 10:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

(Continued and to be signed on the reverse side)